UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 3, 2015 (June 2, 2015)

THE WENDY’S COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-2207	38-0471180
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Dave Thomas Blvd.
Dublin, Ohio 43017
(Address of principal executive offices, including ZIP code)
(614) 764-3100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                  Entry into a Material Definitive Agreement.
On June 2, 2015, The Wendy’s Company (the “Company”) entered into an agreement (the “Purchase Agreement”) with Nelson Peltz, Peter W. May and Edward P. Garden (who are members of the Company’s Board of Directors) and certain of their family members and affiliates, investment funds managed by Trian Fund Management, L.P. (an investment management firm controlled by Messrs. Peltz, May and Garden, “TFM”), and the general partner of certain of those funds (together with Messrs. Peltz, May and Garden, certain of their family members and affiliates and TFM, the “Trian Group”), who, in the aggregate, owned 90,180,457 shares of the Company’s common stock as of May 29, 2015, representing approximately 24.8% of the Company’s outstanding shares as of May 29, 2015.  Pursuant to the Purchase Agreement, the Trian Group have agreed not to tender or sell any of their shares in a $639.0 million modified “Dutch Auction” tender offer the Company will commence today, June 3, 2015 (the “Offer”), and instead have agreed to sell a pro rata amount of their shares (based on the number of shares the Company purchases in the Offer) to the Company following the completion of the Offer (the “Trian Purchase”).  Specifically, the Trian Group will sell to the Company a number of shares equal to the total number of shares held by the Trian Group as of May 29, 2015, multiplied by the quotient of the total number of shares acquired by the Company in the Offer and the total number of the Company’s outstanding shares as of May 29, 2015, exclusive of shares held by the Trian Group, at a purchase price per share equal to the purchase price paid by the Company in the Offer.  The Purchase Agreement also provides that the Company shall not reduce the price range or aggregate consideration to be paid in the Offer without the Trian Group’s prior written consent.  The Purchase Agreement was approved by the Audit Committee of the Company’s Board of Directors as well as the members of the Company’s Board of Directors determined to be disinterested in the Trian Purchase.  The Trian Purchase is expected to occur on the 11th business day following the completion of the Offer.  The closing of the Trian Purchase is subject to the successful completion of the Offer and other customary conditions set forth in the Purchase Agreement.
The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 7.01                  Regulation FD Disclosure.
On June 3, 2015, the Company issued a press release announcing, among other information, the authorization by the Company’s Board of Directors of a $1.4 billion share repurchase program and updates to the Company’s 2015 and long-term outlook.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this Item 7.01, including the exhibit furnished pursuant to Item 9.01, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that section. Furthermore, the information in this Item 7.01, including the exhibit furnished pursuant to Item 9.01, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933.
Item 9.01                  Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated as of June 2, 2015, by and between The Wendy’s Company and the persons listed on Schedule I thereto.

99.1	Press release issued by The Wendy’s Company on June 3, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

THE WENDY’S COMPANY

By:	/s/ Dana Klein
Name:	Dana Klein
Title:	Senior Vice President – Corporate and Securities Counsel and Assistant Secretary
Dated: June 3, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated as of June 2, 2015, by and between The Wendy’s Company and the persons listed on Schedule I thereto.

99.1	Press release issued by The Wendy’s Company on June 3, 2015.